Exhibit 99.1

            Press Release for FirstBank NW Corp. dated August 7, 2006

Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 8/7/06
--------------------------------------------------------------------------------

FIRSTBANK NW CORP. REPORTS STRONG FIRST QUARTER RESULTS

         Highlights for the First Fiscal Quarter 2007:

         o Diluted earnings per share growth of 6.5% to $0.33 per common share.

         o Pro Forma diluted earnings per share growth of 25.8% to $0.39 per common share before merger related expenses.

         o Net loans receivable growth of 9.9% compared to the same quarter one year ago.

         o Deposit growth of 13.4% compared to the same quarter one year ago.

         o        Net interest margin increased 25 basis points to 4.72%.

         o        Announced proposed merger with Sterling Financial Corporation.

CLARKSTON, WA - August 7, 2006 - FirstBank NW Corp. (the Company) (NasdaqGM:
FBNW) today announced another quarter of strong financial results. On June 5, 2006, FirstBank NW Corp. announced the signing of a definitive agreement in connection with the proposed merger of FirstBank NW Corp. and Sterling Financial Corporation. Merger related expenses of $401,000 tax effected, are reflected in the Statement of Income for the quarter ended June 30, 2006. For the quarter ended June 30, 2006, diluted earnings per share increased 6.5% to $0.33 compared to $0.31 for the same quarter last year. Net income for the quarter increased 8.0% to $2.0 million compared to $1.9 million for the same quarter a year ago. At June 30, 2006, net average loans receivable was 11.3% higher than a year ago, and grew at a 21.0% linked-quarter pace (annualized) during the first fiscal quarter of 2007. Similarly, average deposit balances as of June 30, 2006 were 10.2% higher than the quarter ended June 30, 2005 and increased at a 20.6% linked-quarter pace (annualized) during the first fiscal quarter of 2007.

For the first fiscal quarter of 2007, the Company's return on average tangible equity was 12.95% compared to 13.67% for the quarter ended June 30, 2005, while the return on average assets was 0.93% for the current quarter compared to 0.90% for same quarter one year ago. Pro forma return on average tangible equity was 15.54% and pro forma return on average assets was 1.11% for the quarter ended June 30, 2006, which reflects performance before merger related expenses (tax effected) incurred during the quarter. The net interest margin was higher for the quarter ended June 30, 2006, at 4.72% compared to 4.47% for the quarter ended June 30, 2005.

"We anticipate growth rates for loans and deposits to moderate based on indications of a slowing real estate market and as the pending merger with Sterling approaches the proposed closing date," said Clyde E. Conklin, President and Chief Executive Officer.

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. FirstBank believes that providing non-GAAP financial measures provides investors with information useful in understanding our financial performance. FirstBank provides measures based on "Pro Forma net income", which exclude merger related expenses. Pro Forma net income per basic and diluted share is calculated by dividing pro forma net income by the same basic and diluted share total used in determining basic and diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the following financial table or where the non-GAAP measure is presented.

                                                        Three Months Ended   Three Months Ended
                                                           June 30, 2006       June 30, 2005
                                                           -------------       -------------
Net income                                                 $       2,001       $       1,852
Add back:  Merger related expenses, net of tax                       401                   0
                                                           -------------       -------------
Pro Forma net income                                       $       2,402       $       1,852
                                                           =============       =============

Earnings per share - basic:
  Net income                                               $        0.34       $        0.32
  Pro Forma net income                                     $        0.40       $        0.32
Earnings per share - diluted:
  Net income                                               $        0.33       $        0.31
  Pro Forma net income                                     $        0.39       $        0.31

LOAN GROWTH AND CREDIT QUALITY:

At June 30, 2006, net loans receivable grew to $662.6 million, up $59.6 million from $603.0 million a year ago. Loan growth on a linked-quarter basis was $30.1 million, a 19.0% (annualized) pace. Loan growth was well distributed by region and by loan type as construction and commercial real estate lending was strong, and there was a seasonal increase in agricultural operating loans.

The credit quality of the Company's loan portfolio remained favorable with total non-performing assets of $1.1 million, or 0.13% of total assets at June 30, 2006 compared to $2.4 million, or 0.28% of total assets at June 30, 2005, and $1.2 million, or 0.14% of total assets at March 31, 2006. Net loan charge-offs for the first fiscal quarter were $47,000 compared to the quarter a year ago of $151,000, and $618,000 for the quarter ended March 31, 2006.

The reserve for losses on loans and loan commitments decreased to 1.28% of net loans at June 30, 2006 from 1.32% at June 30, 2005, and was essentially unchanged from 1.29% at March 31, 2006. In keeping with the quarter's strong loan growth, loan loss provision expense was $372,000 for the quarter ended June 30, 2006, $868,000 for the quarter ended June 30, 2005, and $237,000 for the quarter ended March 31, 2006. Management believes the reserve is at an appropriate level considering the credit quality demonstrated, loan loss histories, and prevailing economic conditions.

FUNDING:

Deposit balances as of June 30, 2006 increased $75.5 million, or 13.4%, to $637.2 million from $561.7 million at June 30, 2005. At June 30, 2006, total branch deposits were $580.1 million, consisting of $347.2 million, or 59.9% in core deposits and $232.9 million, or 40.1% in time deposits compared with the comparable period a year ago of $502.3 million in total branch deposits, which consisted of $311.5 million, or 62.0% in core deposits and $190.8 million, or 38.0% in time deposits. Brokered deposits at June 30, 2006 totaled $57.1 million as compared to $59.4 million a year ago, a decrease of $2.3 million. Federal Home Loan Bank (FHLB) and other borrowings at June 30, 2006 totaled $147.4 million compared to $193.8 million a year ago, a decrease of $46.4 million.

NET INTEREST MARGIN AND INTEREST RATE RISK:

The Company's net interest margin was 4.72% for the first fiscal quarter of 2007 compared to 4.47% for the quarter ended June 30, 2005. The flattening of the yield curve continues to pressure the net interest margin, however, the Company's asset sensitivity continues to accommodate timely market pricing as the cost of deposits and borrowed funds continues to increase. Yields on earning assets increased by 98 basis points to 7.80% compared to 6.82% for the quarter ended June 30, 2005. Meanwhile, the average rate paid on total deposits and borrowed funds increased 83 basis points to 3.16% compared to 2.33% for the quarter ended June 30, 2005. "Attainment of branch deposit growth objectives, repricing of deposits based on marginal cost analysis, and repricing of assets floating with prime are key to maintaining the net interest margin," noted Conklin.

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

NON-INTEREST INCOME AND EXPENSE:

Non-interest income for the quarters ended June 30, 2006 and 2005 remained unchanged at $1.7 million. Non-interest income is driven by gain on sale of loans and transaction account fees.

Non-interest expense for the quarter ended June 30, 2006 was $7.3 million, or 23.2% above the quarter ended June 30, 2005 of $6.0 million. Total non-interest expense related to merger activities was $659,000, or $401,000 tax effected, for the quarter ended June 30, 2006. "Additionally, compensation and benefits further increased these expenses," said Larry K. Moxley, Chief Financial Officer.

CAPITAL:

At June 30, 2006, the Tier 1 capital of FirstBank Northwest, FirstBank's wholly-owned subsidiary, was $62.3 million, or 7.4% leverage ratio based on average assets, and total risk-based capital was $73.4 million, or 11.4% risk-based capital ratio based on risk-weighted assets.

PROPOSED MERGER:

FirstBank NW Corp. and Sterling Financial Corporation announced on June 5, 2006 that they have entered into a definitive agreement to merge FirstBank NW Corp. into Sterling Financial Corporation. The transaction is expected to close in the last calendar quarter of 2006 (pending FirstBank shareholder and regulatory approval and the satisfaction of certain other conditions). Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, each share of FirstBank common stock will be converted into the right to receive 0.789 shares of Sterling common stock and $2.55 in cash, subject to certain conditions.

CASH DIVIDEND:

On June 29, 2006, FirstBank NW Corp. announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share. The dividend will be paid on August 16, 2006 to shareholders of record as of the close of business on August 2, 2006.

BUSINESS STRATEGY:

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a track record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and FirstBank expects to mail a proxy statement/prospectus to its security holders, containing information about the proposed merger transaction. Investors and security holders of Sterling and FirstBank are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, FirstBank and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of FirstBank, Sterling and FirstBank file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by FirstBank

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

may also be obtained by requesting them in writing at FirstBank NW Corp., 1300 16th Avenue, Clarkston, WA 99403 or by telephone at (509) 295-5100. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by FirstBank on its website at www.fbnw.com.

Sterling, FirstBank and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of FirstBank with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on March 24, 2006. Information regarding FirstBank's officers and directors is included in FirstBank's proxy statement for its 2005 annual meeting of shareholders filed with the Securities and Exchange Commission on June 17, 2005. A description of the interests of the directors and executive officers of Sterling and FirstBank in the merger will be set forth in FirstBank's proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.


FORWARD LOOKING STATEMENTS:

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management' expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements, requirements of the Sarbanes Oxley Act of 2002, the risk that the proposed merger with Sterling may not be approved by shareholders of FirstBank or the necessary regulatory approvals are not obtained, the risk that other closing conditions of the proposed merger are not satisfied, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Forward-looking statements are effective only as of the date they are made and the Company assumes no obligation to update this information.


                                FIRSTBANK NW CORP
            (unaudited) (dollars in thousands except per share data)

FINANCIAL HIGHLIGHTS

                                                                                  Three Months Ended        Three Months Ended
                                                                                     June 30, 2006            June 30, 2005
                                                                                    ---------------          ---------------
Interest Income                                                                     $        15,084          $        12,140
Interest Expense                                                                              6,139                    4,328
Provision for Loan Losses                                                                       372                      868
                                                                                    ---------------          ---------------
Net Interest Income After Provision  for
     Loan Losses                                                                              8,573                    6,944
                                                                                    ---------------          ---------------
Non-Interest Income
  Gain on Sale of Loans (1)                                                                     407                      338
  Service Fees and Charges                                                                    1,215                    1,217
  Commission and Other                                                                           42                      102
                                                                                    ---------------          ---------------
Total Non-Interest Income                                                                     1,664                    1,657
                                                                                    ---------------          ---------------
Non-Interest Expense
  Compensation and Related Expenses                                                           4,154                    3,639
  Occupancy                                                                                     732                      706
  Other                                                                                       2,446                    1,605
                                                                                    ---------------          ---------------
Total Non-Interest Expense                                                                    7,332                    5,950
                                                                                    ---------------          ---------------

Income Tax Expense                                                                              904                      799
                                                                                    ---------------          ---------------
Net Income                                                                          $         2,001          $         1,852
                                                                                    ===============          ===============

Basic Earnings per Share (6)                                                        $          0.34          $          0.32
Diluted Earnings per Share (6)                                                      $          0.33          $          0.31
Weighted Average Shares Outstanding- Basic (6)                                            5,935,585                5,857,710
Weighted Average Shares Outstanding- Diluted (6)                                          6,096,877                5,981,600
Actual Shares Issued (6)                                                                  6,062,186                5,997,390

FINANCIAL STATISTICS
(ratios annualized)                                                                       At                       At
                                                                                     June 30, 2006            June 30, 2005
                                                                                    ---------------          ---------------
Total Assets                                                                        $       883,536          $       843,961
Cash and Cash Equivalents                                                           $        34,390          $        43,994
Loans Receivable, net                                                               $       662,624          $       602,997
Loans Held for Sale                                                                 $         4,558          $         8,383
Mortgage-Backed Securities                                                          $        50,801          $        59,401
Investment Securities                                                               $        48,327          $        48,325
Equity Securities, at cost                                                          $        12,789          $        12,789
Deposits                                                                            $       637,158          $       561,655
FHLB Advances & Other Borrowings                                                    $       147,373          $       193,823
Stockholders' Equity                                                                $        79,897          $        73,960
Tangible Book Value per Share (2) (6)                                               $         10.31          $          9.31
Tangible Equity / Total Tangible Assets                                                        7.08%                    6.61%
Number of full-time equivalent Employees (3)                                                    264                      262


                                                                                  Three Months Ended       Three Months Ended
                                                                                     June 30, 2006            June 30, 2005
                                                                                    ---------------          ---------------
Return on Average Assets                                                                       0.93%                    0.90%
Pro Forma Return on Average Assets (7)                                                         1.11%                    0.90%
Return on Average Tangible Equity                                                             12.95%                   13.67%
Pro Forma Return on Average Tangible Equity (7)                                               15.54%                   13.67%
Return on Average Equity                                                                       9.94%                   10.05%
Pro Forma Return on Average Equity (7)                                                        11.93%                   10.05%
Average Equity / Average Assets                                                                9.32%                    8.94%
Efficiency Ratio (4)                                                                          66.38%                   60.10%
Pro Forma Efficiency Ratio (7)                                                                60.42%                   60.10%
Non-Interest Expenses / Average Assets                                                         3.39%                    2.89%
Pro Forma Non-Interest Expenses / Average Assets (7)                                           3.09%                    2.89%
Net Interest Margin (5)                                                                        4.72%                    4.47%

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

LOANS                                         At June 30, 2006                  At June 30, 2005
                                       -----------------------------      -----------------------------
                                          Amount           Percent           Amount           Percent
                                       ------------     ------------      ------------     ------------
LOAN PORTFOLIO ANALYSIS:
Real Estate Loans:
  Residential                          $    128,671            19.11%     $    117,565            19.16%
  Construction                              117,067            17.39            86,023            14.02
  Agricultural                               18,729             2.78            20,204             3.29
  Commercial                                213,253            31.67           191,347            31.18
                                       ------------     ------------      ------------     ------------
     Total Real Estate Loans                477,720            70.95           415,139            67.65
                                       ------------     ------------      ------------     ------------

Other Loans:
  Home Equity                                41,596             6.18            40,265             6.56
  Agricultural Operating                     25,749             3.82            26,739             4.36
  Commercial                                 89,959            13.36            90,860            14.81
  Other Consumer                             38,317             5.69            40,634             6.62
                                       ------------     ------------      ------------     ------------
     Total Other Loans                      195,621            29.05           198,498            32.35
                                       ------------     ------------      ------------     ------------

Total Loans Receivable                 $    673,341           100.00%     $    613,637           100.00%
                                       ============     ============      ============     ============



ALLOWANCE FOR LOAN LOSSES                     Three Months Ended                Three Months Ended
                                                June 30, 2006                      June 30, 2005
                                       -----------------------------      -----------------------------
Balance at Beginning of Period                  $      8,138                       $      7,254
Provision for Loan Losses                                372                                868
Charge Offs (Net of Recoveries)                          (47)                              (151)
                                                ------------                       ------------
Balance at End of Period                        $      8,463                       $      7,971
                                                ============                       ============
Loan Loss Allowance
 / Net Loans                                            1.28%                              1.32%
Loan Loss Allowance
 / Non-Performing Loans                              2636.45%                            825.16%


NON-PERFORMING ASSETS                         At June 30, 2006                   At June 30, 2005
                                       -----------------------------      -----------------------------
Accruing Loans - 90 Days Past Due               $          0                       $        272
Non-accrual Loans                                        321                                694
                                                ------------                       ------------
Total Non-Performing Loans                               321                                966
Restructured Loans on Accrual                            799                              1,345
Real Estate Owned (REO)                                    0                                  0
Repossessed Assets                                        15                                 93
                                                ------------                       ------------
Total Non-Performing Assets                     $      1,135                       $      2,404
                                                ============                       ============
Total Non-Performing Assets
 / Total Assets                                         0.13%                              0.28%
Loan Loss Allowance as a Percentage
 of Non-Performing Assets                             745.64%                            331.57%


AVERAGE BALANCES                              Three Months Ended                Three Months Ended
                                                June 30, 2006                      June 30, 2005
                                       -----------------------------      -----------------------------
Total Average Interest Earning Assets           $    795,655                       $    737,425
Total Average Assets                                 864,277                            824,707
Average Deposits and Other
 Borrowed Funds                                      777,264                            743,171
Average Total Tangible Equity                         61,818                             54,178

(1) Gain on sale of loans includes recovery of mortgage servicing rights of $55 and $19 for the three months ended June 30, 2006 and 2005, respectively.
(2) Calculation excludes unallocated shares in the employee stock ownership plan (ESOP) June 30, 2006 -- 120,696 shares and June 30, 2005 -- 137,408 shares.
(3)  Number of full-time equivalent employees is the quarterly average.
(4) Calculation is non-interest expense divided by tax equivalent non-interest income and tax equivalent net interest income.
(5) Calculation is tax equivalent net interest income divided by average daily balance of total interest-earning assets.
(6) The outstanding shares, weighted average shares outstanding, and earnings per share have been adjusted to reflect the two-for-one stock split in the form of a 100% per share stock dividend announced on January 4, 2006.
(7)  Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. FirstBank believes that providing non-GAAP financial measures provides investors with information useful in understanding our financial performance. FirstBank provides measures based on "Pro Forma net income", which exclude merger related expenses. Pro Forma net income per basic and diluted share is calculated by dividing pro forma net income by the same basic and diluted share total used in determining basic and diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the following financial table or where the non-GAAP measure is presented.

                                             Three Months Ended                 Three Months Ended
                                                June 30, 2006                      June 30, 2005
                                                ------------                       ------------
Net income                                      $      2,001                       $      1,852
Add back:  Merger related expenses,
 net of tax                                              401                                  0
                                                ------------                       ------------
Pro Forma net income                            $      2,402                       $      1,852
                                                ============                       ============

Earnings per share - basic:
  Net income                                    $       0.34                       $       0.32
  Pro Forma net income                          $       0.40                       $       0.32
Earnings per share - diluted:
  Net income                                    $       0.33                       $       0.31
  Pro Forma net income                          $       0.39                       $       0.31

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